   As filed with the Securities and Exchange Commission on February 26, 2001
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                           ELANTEC SEMICONDUCTOR, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                    DELAWARE                            77-0408929
         (State or Other Jurisdiction                 (IRS Employer
       of Incorporation or Organization)            Identification No.)

                            675 TRADE ZONE BOULEVARD
                           MILPITAS, CALIFORNIA 95035
          (Address of Principal Executive Offices, including Zip Code)

                           2001 EQUITY INCENTIVE PLAN
                           1995 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                 BRIAN MCDONALD
                  VICE PRESIDENT OF FINANCE AND ADMINISTRATION
                           AND CHIEF FINANCIAL OFFICER
                           ELANTEC SEMICONDUCTOR, INC.
                            675 TRADE ZONE BOULEVARD
                           MILPITAS, CALIFORNIA 95035
                                 (408) 945-1323
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   Copies to:
                            ROBERT A. FREEDMAN, ESQ.
                               NINA L. HONG, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 494-0600
                             (Counsel to Registrant)


                         CALCULATION OF REGISTRATION FEE

------------------------------------- ---------------- ------------------------ ------------------ ------------------
                                                                                    PROPOSED
                                          AMOUNT          PROPOSED MAXIMUM           MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES         TO BE         OFFERING PRICE PER         AGGREGATE          AMOUNT OF
          TO BE REGISTERED              REGISTERED              SHARE            OFFERING PRICE    REGISTRATION FEE
------------------------------------- ---------------- ------------------------ ------------------ ------------------
Common Stock, $0.01 par value            551,320(1)          $37.02(2)          $20,409,866.40(2)      $5,103.00(3)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value            498,680(4)          $40.50(5)             $20,196,540(6)      $5,050.00(3)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value          1,213,500(7)          $55.42(8)             $67,252,170(6)     $16,814.00(3)
---------------------------------------------------------------------------------------------------------------------
TOTAL                                  2,263,500                                                      $26,967
=====================================================================================================================

(1) Represents shares reserved for future issuance of options under the Registrant's 2001 Equity Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on February 21, 2001.

(3) Fee calculated pursuant to Section 6(b) of the Securities Act. This amount equals $250 per $1,000,000 pro-rated of the proposed maximum aggregate offering price.

(4) Represents shares reserved for issuance upon the exercise of options granted under the Registrant's 2001 Equity Incentive Plan.

(5) Weighted average exercise price per share for these 498,680 shares of the Registrant's common stock subject to outstanding options under the Registrant's 2001 Equity Incentive Plan.

(6) Calculated based on the weighted average per share exercise price pursuant to Rule 457(h)(1) of the Securities Act.

(7) Represents shares reserved for issuance upon the exercise of options granted under the Registrant's 1995 Equity Incentive Plan, as amended.

(8) Weighted average exercise price per share for these 1,213,500 shares of the Registrant's common stock subject to outstanding options under the Registrant's 1995 Equity Incentive Plan, as amended.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed with the Commission on November 29, 2000, as amended on November 30, 2000 and December 8, 2000.

         (b) The Registrant's Form 10-Q filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") for the quarterly period ended December 31, 2000.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on August 29, 1995 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated into this registration statement by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damage for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law regarding unlawful dividends or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Registrant may indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) to the fullest extent permitted by the Delaware General Corporation Law, the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding subject to certain exceptions, (iv) the rights conferred in the Bylaws are not exclusive, (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Registrant may only amend the Bylaw provisions relating to indemnification matters prospectively.

         The Registrant has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines, and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivate action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnity agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of 16(b) of the Exchange Act and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         The indemnity agreements require a director or executive officer to reimburse the Registrant for expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnity agreement or otherwise to be indemnified for such expenses. The indemnity agreements provide that they are not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law, or otherwise.

         The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.01   Rights Agreement dated September 14, 1998 between the
                Registrant and ChaseMellon Shareholder Services, L.L.C., as
                Rights Agent.(1)

         4.02 Registrant's 2001 Equity Incentive Plan and form of stock option agreement thereunder.

         4.03   Registrant's 1995 Equity Incentive Plan, as amended through
                January 15, 2001, and form of stock option agreement thereunder.

         4.04 Registrant's Certificate of Incorporation filed with the Secretary of State of Delaware on August 18, 1995.(2)

         4.05   Registrant's Certificate of Amendment to its Certificate of
                Incorporation filed with the Secretary of State of Delaware on April 7, 2000.(3)

         4.06   Registrant's Certificate of Amendment to its Certificate of
                Incorporation filed with the Secretary of State of Delaware on January 19, 2001.(4)

         4.07 Certificate of Designations specifying the terms of the Series A Junior Participating Preferred Stock of Registrant, as filed with the Secretary of State of Delaware on September
                15, 1998.(5)

         4.08   Registrant's Amended and Restated Bylaws.(6)

         5.01   Opinion of Fenwick & West LLP.

         23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

         23.02  Consent of Deloitte & Touche LLP, Independent Auditors.

         24.01  Power of Attorney (see page 6).

------------------------

(1) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A (File No. 000-26690), filed on
     September 16, 1998.
(2) Incorporated herein by reference to Exhibit 3(i).01 to the Registrant's Registration Statement on Form S-1 (File No. 33-96136), filed on August 24, 1995, as subsequently amended.
(3) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File
     No. 000-26690).
(4) Incorporated herein by reference to Exhibit 3.03 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000
     (File No. 000-26690).
(5) Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A (File No. 000-26690), filed on September 16, 1998.
(6) Incorporated herein by reference to Exhibit 3.05 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000
     (File No. 000-26690).

ITEM 9.         UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (a) to include any prospectus required by Section 10(a)(3) of the
                  Securities Act;

              (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

              PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered under this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933. as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 26th day of February, 2001.


                                       ELANTEC SEMICONDUCTOR, INC.


                                       By: /s/ RICHARD M. BEYER
                                           -------------------------------------
                                           Richard M. Beyer
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Richard M. Beyer and Brian McDonald, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                        TITLE                                DATE
                ---------                                        -----                                ----

PRINCIPAL EXECUTIVE OFFICER:

         /s/ RICHARD M. BEYER                 President, Chief Executive Officer and Director  February 26, 2001
------------------------------------------
             RICHARD M. BEYER

PRINCIPAL FINANCIAL OFFICER:

          /s/ BRIAN MCDONALD                  Vice President, Finance and Administration,      February 26, 2001
------------------------------------------    Chief Financial Officer and Secretary
              BRIAN MCDONALD

ADDITIONAL DIRECTORS:

          /s/ CHUCK K. CHAN                   Director                                         February 26, 2001
------------------------------------------
              CHUCK K. CHAN

         /s/ JAMES V. DILLER                  Director                                         February 26, 2001
------------------------------------------
             JAMES V. DILLER

           /s/ ALAN V. KING                   Director                                         February 26, 2001
------------------------------------------
               ALAN V. KING

           /s/ UMESH PADVAL                   Director                                         February 26, 2001
------------------------------------------
               UMESH PADVAL

                                  EXHIBIT INDEX

     EXHIBIT                          EXHIBIT
     NUMBER                            TITLE
     -------                          -------
      4.01      Rights Agreement dated September 14, 1998 between the
                Registrant and ChaseMellon Shareholder Services, L.L.C., as
                Rights Agent.(1)

      4.02 Registrant's 2001 Equity Incentive Plan and form of stock option agreement thereunder.

      4.03      Registrant's 1995 Equity Incentive Plan, as amended through
                January 15, 2001, and form of stock option agreement thereunder.

      4.04 Registrant's Certificate of Incorporation filed with the Secretary of State of Delaware on August 18, 1995.(2)

      4.05      Registrant's Certificate of Amendment to its Certificate of
                Incorporation filed with the Secretary of State of Delaware on April 7, 2000.(3)

      4.06      Registrant's Certificate of Amendment to its Certificate of
                Incorporation filed with the Secretary of State of Delaware on January 19, 2001.(4)

      4.07 Certificate of Designations specifying the terms of the Series A Junior Participating Preferred Stock of Registrant, as filed with the Secretary of State of Delaware on September
                15, 1998.(5)

      4.08      Registrant's Amended and Restated Bylaws.(6)

      5.01      Opinion of Fenwick & West LLP.

      23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

      23.02     Consent of Deloitte & Touche LLP, Independent Auditors.

      24.01     Power of Attorney (see page 6).

------------------------

(1) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A (File No. 000-26690), filed on
     September 16, 1998.
(2) Incorporated herein by reference to Exhibit 3(i).01 to the Registrant's Registration Statement on Form S-1 (File No. 33-96136), filed on August 24, 1995, as subsequently amended.
(3) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File
     No. 000-26690).
(4) Incorporated herein by reference to Exhibit 3.03 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000
     (File No. 000-26690).
(5) Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A (File No. 000-26690), filed on September 16, 1998.
(6) Incorporated herein by reference to Exhibit 3.05 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000
     (File No. 000-26690).